SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No.)

Filed by the Registrant                               [X]
Filed by a Party other than the Registrant            [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section.240-14a-11(c) or Section.240-
      14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        Franklin Principal Maturity Trust
                (Name of Registrant as Specified In Its Charter)

                        Franklin Principal Maturity Trust
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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     (2)   Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)   Proposed maximum aggregate value of transaction:

     (5)   Total fee paid:

[ ]   Fee paid previously with preliminary material.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

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      4)   Date Filed:


FRANKLIN TEMPLETON
777 MARINERS ISLAND BLVD.
P.O. BOX 7777
SAN MATEO, CA  94403-7777

                             FRANKLIN PRINCIPAL MATURITY TRUST

DEAR FRANKLIN PRINCIPAL MATURITY TRUST SHAREHOLDER:

You previously received an extensive package of information regarding a matter of CRITICAL IMPORTANCE to your fund and to you. YOU ARE BEING ASKED TO VOTE ON A PROPOSAL WHOSE EFFECT WILL BE TO HAVE THE SHAREHOLDERS OF FRANKLIN PRINCIPAL MATURITY TRUST (THE FUND) EXCHANGE THEIR SHARES FOR SHARES OF THE FRANKLIN INCOME FUND - AN OPEN-END FUND WHOSE SHARES ARE REDEEMABLE AT THEIR NET ASSET VALUE. AS INDICATED IN THE PROXY STATEMENT, THE FUND'S BOARD OF TRUSTEES IS RECOMMENDING A "YES" VOTE ON THIS MATTER.

HERE IS A SUMMARY OF THE REASONS WHY THE BOARD OF TRUSTEES IS IN FAVOR OF THIS
PROPOSAL:

o The FUND'S goal was to return $10.00 per share to investors in 2001, but the FUND has met this goal early - on April 30, 1998, the FUND'S net asset value was $10.41. The FUND currently trades on the NYSE, at a "discount," that is, a market price which is BELOW the current net asset value ($9.88 on April 30, 1998).*

o In order to meet the goals established for the FUND, from now through 2001, its investment opportunities, and thus its return to shareholders, may be more limited than those available to the Franklin Income Fund. The goals and strategies of the Franklin Income Fund, to maximize income while retaining the prospects for capital appreciation, are described more fully in the proxy statement and accompanying prospectus.

o IF THE REORGANIZATION DESCRIBED IN THE PROXY STATEMENT IS APPROVED, FUND SHAREHOLDERS WILL RECEIVE SHARES OF THE FRANKLIN INCOME FUND IN EXCHANGE FOR THEIR FUND SHARES. THE EXCHANGE RATE WILL BE BASED UPON THE NET ASSET VALUES OF THE TWO FUNDS ON THE DAY THE REORGANIZATION TAKES EFFECT. BECAUSE THE FRANKLIN INCOME FUND IS AN OPEN-END FUND, THESE SHARES WILL BE REDEEMABLE AT NET ASSET VALUE. THE REORGANIZATION WILL BE TAX FREE TO THE FUND AND ITS SHAREHOLDERS. EXCHANGE PRIVILEGES WITH MOST OTHER FRANKLIN, TEMPLETON AND MUTUAL SERIES FUNDS ARE AVAILABLE TO SHAREHOLDERS OF THE FRANKLIN INCOME FUND.

Please refer to the full proxy statement for a complete discussion of the risks and benefits of this proposal.

If you have any questions about this transaction, please feel free to call 800/DIAL BEN, or your investment representative.

ENCLOSED FOR YOUR CONVENIENCE IS A SECOND PROXY CARD AND ENVELOPE. IF YOU HAVE NOT YET RETURNED YOUR PROXY, PLEASE SIGN THIS CARD AND RETURN IT IN THE ENVELOPE PROVIDED. BE SURE TO REVIEW THE PROXY MATERIALS PREVIOUSLY MAILED TO YOU.

IF YOU PREFER, YOU CAN VOTE BY PHONE BY CALLING 800-733-8481 EXT. 480. REPRESENTATIVES WILL BE AVAILABLE BETWEEN THE HOURS OF 9:00 A.M. AND 11:00 P.M. EASTERN TIME. YOU MAY ALSO FAX THE PROXY CARD TO US AT 800-733-1885.


Sincerely,


Charles B. Johnson
Chairman of the Board

*As noted in the proxy materials, there can be no guarantee that the FUND'S net asset value on the day of the reorganization will be above $10.00 per share.

PROXY

FRANKLIN PRINCIPAL MATURITY TRUST

SPECIAL MEETING OF SHAREHOLDERS JUNE 5, 1998


   The undersigned hereby revokes all previous proxies for his shares and appoints Rupert H. Johnson, Harmon E. Burns, Deborah R. Gatzek and Larry L. Greene, and each of them, proxies of the undersigned with full power of substitution to vote all shares of Franklin Principal Maturity Trust (the "Fund") which the undersigned is entitled to vote at the Fund's Special Meeting to be held at 777 Mariners Island Blvd., San Mateo, California at 2:00 p.m. Pacific time, on the 5th day of June, 1998, including any adjournment thereof, upon such business as may be brought before the Special Meeting.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. IT WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED IN FAVOR OF THE PROPOSAL REGARDING THE REORGANIZATION OF THE FUND PURSUANT TO THE AGREEMENT AND PLAN OF REORGANIZATION WITH FRANKLIN CUSTODIAN FUNDS, INC. ("CUSTODIAN FUNDS") AND WITHIN THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER MATTERS THAT MAY LEGALLY COME BFORE THE MEETING.

SEE REVERSE SIDE                                      SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

X Please mark votes as in this example.
                                                     FOR  AGAINST    ABSTAIN

1  To approve an Agreement and Plan of
   Reorganization between the Fund and Custodian
   Funds on behalf of the Income Series that provides for the acquisition of substantially all of the assets of the Fund in exchange for Class I shares of the Income Series, the distribution of such shares to the shareholders of the Fund, and the dissolution of the Fund.

                                                      GRANT     WITHHOLD

2  To grant the proxy holders the authority to
   vote in their discretion upon any other
   business that may legally come before the
   meeting.
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                                    MARK HERE FOR ADDRESS CHANGE AND NOTE AT
                                    LEFT

                                    PLEASE SIGN AND PROMPTLY RETURN IN THE
                                    ACCOMPANYING ENVELOPE.  NO POSTAGE
                                    REQUIRED IF MAILED IN THE U.S.

                                    NOTE:  PLEASE SIGN EXACTLY AS YOUR NAME
                                    APPEARS ON THE PROXY.  IF SIGNING FOR
                                    ESTATES, TRUSTS OR CORPORATIONS, TITLE OR
                                    CAPACITY SHOULD BE STATED.  IF SHARES ARE
                                    HELD JOINTLY, EACH HOLDER MUST SIGN.


Signature: _____________ Date:______ Signature: _______________ Date: ________